--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K/A


                                ---------------

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: AUGUST 23, 1996

                            ------------------------

                              SYNC RESEARCH, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                 0-26952            33-0676350
      (State or other           (Commission       (I.R.S. Employer
      jurisdiction of           File Number)       Identification
     incorporation or                                   No.)
       organization)


                                   40 PARKER
                            IRVINE, CALIFORNIA 92618
                                 (714) 588-2070
              (Registrant's telephone number, including area code)



                                  7 STUDEBAKER
                            IRVINE, CALIFORNIA 92718
         (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The undersigned Registrant hereby amends the following item of its Current Report on Form 8-K, filed on September 6, 1996. The Registrant is amending Item 7 to include certain required financial statements and pro forma financial information.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


    Audited financial statements of the business acquired (TyLink Corporation), which contain balance sheets as of March 29, 1996 and March 31, 1995 and statements of operations and cash flows for the periods ending March 29, 1996, March 31, 1995 and April 1, 1994, are attached hereto and filed herewith.


    (b) PRO FORMA FINANCIAL INFORMATION.


    The unaudited pro forma combined, condensed financial statements for Sync Research Inc. and TyLink Corporation (including statements of operations for the three years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 and balance sheets as of December 31, 1995 and June 30, 1996) are attached hereto and filed herewith.



    The pro forma combined, condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results.



    The pro forma combined, condensed financial information should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of Sync Research, Inc. previously filed and the audited historical financial statements and related notes thereto of TyLink Corporation included herein.


    (c) EXHIBITS.


       11.1     Statement Re: Computation of Net Income (Loss) Per Common Share

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SYNC RESEARCH, INC.
                                          (Registrant)


Dated: November 8, 1996         By:            /s/ RONALD J. SCIOSCIA
                                     -----------------------------------------
                                                 Ronald J. Scioscia
                                           VICE PRESIDENT OF FINANCE AND
                                     ADMINISTRATION AND CHIEF FINANCIAL OFFICER
                                      (DULY AUTHORIZED AND PRINCIPAL FINANCIAL
                                         AND PRINCIPAL ACCOUNTING OFFICER)

                               TYLINK CORPORATION
                              FINANCIAL STATEMENTS
                                 MARCH 29, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS


June 13, 1996, except as to Note 11,
which is as of August 23, 1996

To the Board of Directors and Stockholders of TyLink Corporation

    In our opinion, the accompanying balance sheets and the related statements of operations, of mandatorily redeemable preferred stock and common stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of TyLink Corporation at March 29, 1996 and March 31, 1995, and the results of its operations and its cash flows for each of the three years in the period ended March 29, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICE, WATERHOUSE LLP



BOSTON, MASSACHUSETTS

                               TYLINK CORPORATION

                                 BALANCE SHEETS

                                                                                       MARCH 29,      MARCH 31,
                                                                                         1996           1995
                                                                                     -------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents........................................................  $   1,708,461  $   4,290,742
  Accounts receivable, less allowance for doubtful accounts of $105,827 and
    $145,154, respectively.........................................................      2,415,996      1,707,040
  Inventories......................................................................      1,566,597      2,316,199
  Prepaid expenses and other current assets........................................         85,375        115,184
                                                                                     -------------  -------------

      Total current assets.........................................................      5,776,429      8,429,165

Property and equipment, net........................................................      1,015,652        718,554
Deposits and other assets..........................................................         26,857         19,051
                                                                                     -------------  -------------
                                                                                     $   6,818,938  $   9,166,770
                                                                                     -------------  -------------
                                                                                     -------------  -------------

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCKHOLDERS'
  DEFICIT
Current liabilities:
  Current portion of long-term debt................................................  $     139,011  $      41,238
  Accounts payable.................................................................        739,477        719,795
  Accrued expenses.................................................................        155,174        121,605
  Deferred revenue.................................................................         55,311        102,598
                                                                                     -------------  -------------

      Total current liabilities....................................................      1,088,973        985,236

Long-term debt.....................................................................        253,200         37,675
Mandatorily Redeemable Series B Preferred Stock....................................      5,591,195      4,428,552
Mandatorily Redeemable Series A Preferred Stock....................................      5,633,378      5,252,671
                                                                                     -------------  -------------
                                                                                        12,566,746     10,704,134
                                                                                     -------------  -------------
Common stockholders' deficit:
  Common stock.....................................................................         92,106         87,831
  Additional paid-in capital.......................................................      1,103,747        935,418
  Accumulated deficit..............................................................     (6,943,661)    (2,560,613)
                                                                                     -------------  -------------

      Total common stockholders' deficit...........................................     (5,747,808)    (1,537,364)
                                                                                     -------------  -------------
                                                                                     $   6,818,938  $   9,166,770
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                               TYLINK CORPORATION

                            STATEMENT OF OPERATIONS

                                                                                       YEAR ENDED
                                                                       ------------------------------------------
                                                                         MARCH 29,      MARCH 31,      APRIL 1,
                                                                           1996           1995           1994
                                                                       -------------  -------------  ------------
Net sales:
  Products...........................................................  $  11,235,846  $  10,639,524  $  7,934,545
  Service revenue....................................................        618,830        820,824     1,228,988
                                                                       -------------  -------------  ------------
                                                                          11,854,676     11,460,348     9,163,533
Cost of sales........................................................      6,874,380      5,006,853     3,794,711
                                                                       -------------  -------------  ------------
    Gross profit.....................................................      4,980,296      6,453,495     5,368,822
                                                                       -------------  -------------  ------------
Operating expenses:
  Product development and engineering expenses.......................      2,252,147      2,125,487     1,398,869
  Selling and marketing expenses.....................................      4,380,645      3,000,397     2,081,911
  General and administrative expenses................................      1,302,168      1,089,682     1,154,517
                                                                       -------------  -------------  ------------
    Total operating expenses.........................................      7,934,960      6,215,566     4,635,297
                                                                       -------------  -------------  ------------
    (Loss) income from operations....................................     (2,954,664)       237,929       733,525
Interest income......................................................        132,572         44,796         7,902
Interest expense.....................................................        (17,606)       (15,743)      (29,677)
                                                                       -------------  -------------  ------------
    (Loss) income before income taxes................................     (2,839,698)       266,982       711,750
(Provision) benefit for income taxes (Note 9)........................       --             (214,000)       46,000
                                                                       -------------  -------------  ------------
(Loss) income before cumulative effect of change in accounting for
  income taxes.......................................................     (2,839,698)        52,982       757,750
Cumulative effect of change in accounting for income taxes...........       --             --             168,000
                                                                       -------------  -------------  ------------
Net (loss) income....................................................  $  (2,839,698) $      52,982  $    925,750
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Earnings/(loss) per Common Share.....................................  $        (.49) $        (.15) $        .09
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------
Average of number of Common Shares...................................      8,879,520      6,603,700     6,695,189
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

   The accompanying notes are an integral part of these financial statements.

                               TYLINK CORPORATION
 STATEMENTS OF MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCKHOLDERS'
                                    DEFICIT

                                           MANDATORILY REDEEMABLE     MANDATORILY REDEEMABLE
                                          SERIES A PREFERRED STOCK   SERIES B PREFERRED STOCK
                                          ------------------------   ------------------------
                                          NUMBER OF                  NUMBER OF
                                            SHARES      PAR VALUE      SHARES      PAR VALUE
                                          ----------   -----------   ----------   -----------
Balance at April 2, 1993 as restated....  3,647,220    $ 4,005,454
Stock options exercised.................     --            --
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series A Preferred Stock....     --            336,486
Net income..............................     --            --
                                          ----------   -----------   ----------   -----------
Balance at April 1, 1994................  3,647,220      4,341,940
Conversion of subordinated debt to
 Mandatorily Redeemable Series A
 Preferred Stock........................    537,531        537,531
Stock warrants exercised................     --            --
Stock options exercised.................     --            --
Issuance of Mandatorily Redeemable
 Series B Preferred Stock...............     --            --        2,540,820    $ 3,789,252
Issuance of Common Stock................     --            --           --            --
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series A Preferred Stock....     --            373,200      --            --
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series B Preferred Stock....     --            --           --            639,300
Net income..............................     --            --           --            --
                                          ----------   -----------   ----------   -----------
Balance at March 31, 1995...............  4,184,751      5,252,671   2,540,820      4,428,552
Stock options exercised.................     --            --           --            --
Adjustment of estimated expenses to
 actual for fiscal 1995 issuance of
 common stock...........................     --            --           --            --
Issuance of common stock................     --            --           --            --
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series A Preferred Stock....     --            380,707      --            --
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series B Preferred Stock....     --            --           --          1,162,643
Net loss................................     --            --           --            --
                                          ----------   -----------   ----------   -----------
Balance at March 29, 1996...............  4,184,751    $ 5,633,378   2,540,820    $ 5,591,195
                                          ----------   -----------   ----------   -----------
                                          ----------   -----------   ----------   -----------


                                                                STOCKHOLDERS' DEFICIT
                                          ------------------------------------------------------------------

                                              COMMON STOCK
                                          ---------------------   ADDITIONAL                   TOTAL COMMON
                                          NUMBER OF      PAR        PAID-IN     ACCUMULATED    STOCKHOLDERS'
                                            SHARES      VALUE       CAPITAL       DEFICIT         DEFICIT
                                          ----------   --------   -----------   ------------   -------------
Balance at April 2, 1993 as restated....  5,548,364    $ 55,484                 $(2,190,359)    $(2,134,875)
Stock options exercised.................    306,770       3,068                     --                3,068
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series A Preferred Stock....     --           --                       (336,486)       (336,486)
Net income..............................     --           --                        925,750         925,750
                                          ----------   --------   -----------   ------------   -------------
Balance at April 1, 1994................  5,855,134      58,552                  (1,601,095)     (1,542,543)
Conversion of subordinated debt to
 Mandatorily Redeemable Series A
 Preferred Stock........................     --           --                        --              --
Stock warrants exercised................    240,575       2,406                     --                2,406
Stock options exercised.................    146,531       1,465                     --                1,465
Issuance of Mandatorily Redeemable
 Series B Preferred Stock...............     --           --                        --              --
Issuance of Common Stock................  2,540,820      25,408   $  935,418        --              960,826
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series A Preferred Stock....     --           --          --           (373,200)       (373,200)
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series B Preferred Stock....     --           --          --           (639,300)       (639,300)
Net income..............................     --           --          --             52,982          52,982
                                          ----------   --------   -----------   ------------   -------------
Balance at March 31, 1995...............  8,783,060      87,831      935,418     (2,560,613)     (1,537,364)
Stock options exercised.................     47,602         775       --            --                  775
Adjustment of estimated expenses to
 actual for fiscal 1995 issuance of
 common stock...........................     --           --          (3,171)       --               (3,171)
Issuance of common stock................    350,000       3,500      171,500        --              175,000
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series A Preferred Stock....     --           --          --           (380,707)       (380,707)
Accretion of cumulative dividend and
 redemption value of Mandatorily
 Redeemable Series B Preferred Stock....     --           --          --         (1,162,643)     (1,162,643)
Net loss................................     --           --          --         (2,839,698)     (2,839,698)
                                          ----------   --------   -----------   ------------   -------------
Balance at March 29, 1996...............  9,180,662    $ 92,106   $1,103,747    $(6,943,661)    $(5,747,808)
                                          ----------   --------   -----------   ------------   -------------
                                          ----------   --------   -----------   ------------   -------------

   The accompanying notes are an integral part of these financial statements.

                               TYLINK CORPORATION
                            STATEMENT OF CASH FLOWS

                                                                                        YEAR ENDED
                                                                         -----------------------------------------
                                                                           MARCH 29,      MARCH 31,     APRIL 1,
                                                                             1996           1995          1994
                                                                         -------------  -------------  -----------
Cash flows from operating activities:
Net (loss) income......................................................  $  (2,839,698) $      52,982  $   925,750
Adjustments to reconcile net (loss) income to cash used by operating activities:
  Depreciation.........................................................        208,200        154,806      140,741
  Loss on disposal of equipment........................................       --               31,138       59,300
  Provision for doubtful accounts......................................         39,327        121,000       66,000
  Issuance of common stock for consulting services rendered............        175,000       --            --
  Deferred income taxes................................................       --              214,000      (46,000)
  Cumulative effect of change in accounting for income taxes...........       --             --           (168,000)
Changes in assets and liabilities:
  Accounts receivable..................................................       (748,283)      (392,847)    (980,321)
  Inventories..........................................................        749,602     (1,349,760)    (232,277)
  Prepaid expenses and other current assets............................         29,809        (50,057)     (18,963)
  Deposits and other assets............................................         (7,806)         4,886       (4,789)
  Accounts payable.....................................................         19,682        204,232      273,985
  Accrued expenses.....................................................         33,569        (53,730)     120,135
  Deferred revenue.....................................................        (47,287)        15,638     (147,299)
                                                                         -------------  -------------  -----------
Net cash used by operating activities:.................................     (2,387,885)    (1,047,712)     (11,738)
                                                                         -------------  -------------  -----------
Cash flows from investing activities:
  Property and equipment additions.....................................       (505,298)      (152,667)     (99,405)
  Proceeds from sale of equipment......................................       --                3,500        7,890
                                                                         -------------  -------------  -----------
  Net cash used by investing activities................................       (505,298)      (149,167)     (91,515)
                                                                         -------------  -------------  -----------
Cash flows from financing activities:
  Proceeds from issuance of preferred stock............................       --            3,789,252      --
  Proceeds from issuance of common stock, net of issuance cost.........         (3,171)       960,826        3,068
  Net activity under line of credit....................................        355,497       --            (43,129)
  Payments on capital lease obligations................................        (42,199)       (39,868)     (17,576)
  Proceeds from exercise of stock options and warrants.................            775          3,871      --
  Proceeds from issuance of subordinated debt..........................       --             --            506,398
                                                                         -------------  -------------  -----------
Net cash provided by financing activities..............................        310,902      4,714,081      448,761
                                                                         -------------  -------------  -----------
Net (decrease) increase in cash........................................     (2,582,281)     3,517,202      345,508
Cash and cash equivalents at beginning of year.........................      4,290,742        773,540      428,032
                                                                         -------------  -------------  -----------
Cash and cash equivalents at end of year...............................  $   1,708,461  $   4,290,742  $   773,540
                                                                         -------------  -------------  -----------
                                                                         -------------  -------------  -----------

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITY:

    In fiscal 1995 and 1994, the Company acquired equipment under capital leases totalling $87,131 and $43,686, respectively. Also in fiscal 1995, the Company converted subordinated convertible demand notes totaling $506,398 plus accrued interest totaling $31,133 into Mandatorily Redeemable Series A Preferred Stock at a price of $1 per share.

   The accompanying notes are an integral part of these financial statements.

                               TYLINK CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF THE BUSINESS

    TyLink Corporation (the Company) was incorporated on April 10, 1991 under the laws of the State of Delaware. The Company is engaged in the development, manufacture and sale of high-speed communications equipment and is subject to a number of risks similar to those of other technology-oriented companies. Principal among these risks are competition from substitute products, larger competitors and dependence on key individuals.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    The Company recognizes revenue from the sale of products upon shipment to customers.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk include trade accounts receivable. To minimize the risk, ongoing evaluations of customers' financial condition are performed. In addition, the Company maintains reserves for potential uncollectible accounts, and such losses, in the aggregate, have not exceeded management's expectations.

FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable and accounts payable, approximate their fair value at March 29, 1996 and March 31, 1995, respectively.

CASH AND CASH EQUIVALENTS

    The Company considers all highly-liquid instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

    Inventories, which include materials, labor and manufacturing overhead, are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is computed under the straight-line method over the estimated useful lives of the assets.

ACCOUNTING FOR INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial reporting and the tax bases of assets and liabilities. Deferred tax assets are recognized, net of any valuation allowance, for the estimated future tax effects of deductible temporary differences and tax credit carryforwards. Deferred tax expense represents the net change in the deferred tax asset and liability balances.

                               TYLINK CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEFERRED MAINTENANCE CONTRACT INCOME

    Income from prepaid annual maintenance contracts is deferred and recognized over the lives of the underlying contracts.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STATEMENTS ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD

    In 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation". The Company is required to adopt this Statement during the fiscal year ending March 28, 1997 and is currently in the process of determining the impact of the adoption of this Statement on its financial statements.

EARNINGS/(LOSS) PER COMMON SHARE

    Earnings/loss per common share are determined by dividing earnings by the weighted-average number of common shares outstanding during each year, including common stock equivalents except when they would have an anti-dilutive effect. Earnings/loss used in the calculation are reduced by the cumulative dividends and the accretion to redemption value of the Mandatorily Redeemable Series A and B Preferred Stock.

3. INVENTORIES

    Inventories consist of:

                                                      MARCH 29,       MARCH 31,
                                                         1996            1995
                                                    --------------  --------------
Component parts...................................  $      543,758  $      521,932
Work-in-process...................................        --                11,756
Finished goods....................................       1,022,839       1,782,511
                                                    --------------  --------------
                                                    $    1,566,597  $    2,316,199
                                                    --------------  --------------
                                                    --------------  --------------

                               TYLINK CORPORATION

4. PROPERTY AND EQUIPMENT

    Property and equipment consist of:

                                                      MARCH 29,       MARCH 31,
                                                         1996            1995
                                                    --------------  --------------
Manufacturing equipment...........................  $      787,961  $      582,083
Office furniture and equipment....................         694,021         410,661
Leasehold improvements............................         139,691         123,631
                                                    --------------  --------------
                                                         1,621,673       1,116,375
                                                    --------------  --------------
Less: accumulated amortization and depreciation...         606,021         397,821
                                                    --------------  --------------
                                                    $    1,015,652  $      718,554
                                                    --------------  --------------
                                                    --------------  --------------

5. LINE-OF-CREDIT

    The Company has a working capital line of credit with a bank in the amount of the lesser of $750,000 or 75% of eligible accounts receivable, as defined, which expires on August 15, 1996. Borrowings under the line, which are secured by a first security interest in substantially all of the assets of the Company, bear interest at the prime rate plus 1%, payable monthly in arrears. The line of credit agreement stipulates financial covenant requirements including profitability, minimum quick ratios and minimum tangible net worth. There was no outstanding balance at March 29, 1996 or March 31, 1995.

6. LONG-TERM DEBT

    The Company has an equipment line of credit with the bank in the amount of $2,250,000 with respective equipment line notes in an amount not to exceed 80% of the invoice price of the equipment to be purchased. Borrowings under this line which are secured by a first security interest in substantially all of the assets of the Company, bear interest at the prime rate (8.25% at March 29, 1996) plus 1 1/2%, payable monthly in arrears. All equipment line of credit loans are repayable in installments in accordance with the terms of the equipment line note, provided that all such loans mature on August 1, 1999. The line of credit agreement stipulates financial covenant requirements including profitability, minimum quick ratios and minimum tangible net worth. At March 29, 1996, the Company was in violation of the profitability covenant which was waived by the bank as of that date. The outstanding balance under this agreement totaled $355,497 at March 29, 1996.

                               TYLINK CORPORATION

6. LONG-TERM DEBT (CONTINUED)
    Long-term debt consists of the following:

                                                      MARCH 29,       MARCH 31,
                                                         1996            1995
                                                    --------------  --------------
Equipment line of note, payable in 36 equal
  monthly principal and interest installments
  through January 15, 1999........................  $      325,165  $    --
Equipment line note, interest only payments with
  equal monthly installments of principal and
  interest beginning August 15, 1996 through July
  15, 1999........................................          30,332       --
Obligations under capital leases, payable in
  monthly installments ranging from approximately
  $790 to $2,265 including principal and interest
  through September 1997, secured by equipment....          36,714         78,913
                                                    --------------        -------
                                                           392,211         78,913
Less: current portion.............................         139,011         41,238
                                                    --------------        -------
                                                    $      253,200  $      37,675
                                                    --------------        -------
                                                    --------------        -------

    Annual maturities on long-term debt are as follows:

FISCAL YEAR                                             AMOUNT
--------------------------------------------------  --------------
1997..............................................  $      139,011
1998..............................................         144,087
1999..............................................         105,753
2000..............................................           3,360
                                                    --------------
                                                    $      392,211
                                                    --------------
                                                    --------------

7. MANDATORILY REDEEMABLE PREFERRED STOCK

    On January 23, 1995, the Company amended its Certificate of Incorporation to decrease the authorized shares of Preferred Stock, $.01 par value, from 10,000,000 to 6,800,000 shares, to reserve 4,200,000 shares as Mandatorily Redeemable Series A Preferred Stock, and to designate 2,600,000 shares as Mandatorily Redeemable Series B Preferred Stock.

    At March 29, 1996 and March 31, 1995, there were 4,184,751 Mandatorily Redeemable Series A Preferred shares, issued and outstanding, which have the rights, preferences and characteristics described below.

    On January 23, 1995, the Company issued 2,540,820 shares of Mandatorily Redeemable Series B Preferred Stock for proceeds of $1.49135 per share. In connection with the Series B financing, the Company also issued 2,540,820 shares of common stock for proceeds of $.50 per share. At March 29, 1996 and March 31, 1995, there were 2,540,820 shares of Mandatorily Redeemable Series B Preferred Stock outstanding which have the rights, preferences, and characteristics described below.

                               TYLINK CORPORATION

7. MANDATORILY REDEEMABLE PREFERRED STOCK (CONTINUED)
LIQUIDATION PREFERENCE

MANDATORILY REDEEMABLE SERIES A PREFERRED STOCK

    The holders of Mandatorily Redeemable Series A Preferred Stock have a liquidation preference over common stockholders equal to $1.00 per share, plus any dividends accrued but not paid.

MANDATORILY REDEEMABLE SERIES B PREFERRED STOCK

    The holders of Mandatorily Redeemable Series B Preferred Stock have a liquidation preference over Mandatorily Redeemable Series A Preferred Stockholders and common stockholders equal to $1.99135 per share, plus any dividends accrued but not paid.

CONVERSION

    At the option of the holder, each share of Mandatorily Redeemable Series A Preferred Stock and Mandatorily Redeemable Series B Preferred Stock is convertible at any time into common stock at a price of $1.00 per share and $1.49135, respectively, subject to certain anti-dilution provisions.

    Mandatorily Redeemable Series A Preferred Stock will be automatically converted into common stock, at the then applicable conversion price, in the event of an underwritten public offering of shares of common stock at a price not less than $4.00 per share, in an offering not less than $15,000,000.

REDEMPTION

    If requested at any time by the holders of two-thirds of the shares of Mandatorily Redeemable Series B Preferred Stock, the Company is required to redeem all outstanding shares of Preferred Stock for cash, at the liquidation amount, in three equal annual installments beginning 45 days after the Company's receipt of the stockholders' request for redemption.

DIVIDENDS

MANDATORILY REDEEMABLE SERIES A PREFERRED STOCK

    A cumulative dividend of $0.08 per share per annum will accrue on the Mandatorily Redeemable Series A Preferred Stock. Such dividends will be payable only when declared by the Board of Directors or upon liquidation, dissolution or the redemption of the Preferred Stock and will be paid after the payment of dividends to the holders of Mandatorily Redeemable Series B Preferred Stock. Undeclared and unpaid cumulative dividends amounted to approximately $1,490,000 at March 29, 1996 and $1,155,000 at March 31, 1995.

MANDATORILY REDEEMABLE SERIES B PREFERRED STOCK

    A cumulative dividend at an annual rate of 16% per annum (based upon the issue price of $1.49135) will accrue on the Mandatorily Redeemable Series B Preferred Stock. Such dividends will be payable only when declared by the Board of Directors or upon liquidation, dissolution or the redemption of the Preferred Stock and will be paid prior to the payment of any dividends to the holders of Mandatorily Redeemable Series A Preferred Stock. Undeclared and unpaid cumulative dividends amounted to approximately $719,000 at March 29, 1996 and $113,000 at March 31, 1995.

                               TYLINK CORPORATION

7. MANDATORILY REDEEMABLE PREFERRED STOCK (CONTINUED)
VOTING

    The holders of Mandatorily Redeemable Series A and Series B Preferred Stock shall vote together with all other classes of stock as one class with each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion, except that the holders of Mandatorily Redeemable Series A and Series B Preferred Stock, voting as separate series, shall have the right to change the number of directors constituting the full Board of Directors.

8. COMMON STOCK

    The amended Certificate of Incorporation authorized 20,000,000 shares of common stock at $.01 par value. At March 29, 1996 and March 31, 1995, there were 9,180,662 and 8,783,060 shares, respectively, issued and outstanding.

    At March 29, 1996, there were 265,823 warrants outstanding to purchase one share of common stock at an exercise price of $.01 per share.

    The Company has reserved 3,968,224 shares of common stock for issuance related to options granted to employees, consultants and directors. The Company has established the 1994 Equity Incentive Plan (the "Plan"), which amends and restates the 1991 Equity Incentive Plan. The Plan was established to allow the issuance of incentive stock options to employees and non-qualified stock options to consultants and Directors of the Company. Under the Plan, incentive stock options and non-qualified stock options will be issued at prices not less than 100% and 85%, respectively, of the fair market value of the underlying stock at the date of the award. Options awarded under this Plan may be exercised over a term established by the Board of Directors at the time of award and are not transferable.

    Options granted prior to April 1993 may be exercised at a rate of up to 40% of the number of shares, on and after the first anniversary date of the award, and at a rate of 7.5% of the shares in each subsequent fiscal quarter. Options granted on or after April 1993 may be exercised at a rate of up to 25% of the number of shares, on and after the first anniversary date of the award, and at a rate of 6.25% of the shares in each subsequent fiscal quarter. At March 29, 1996 options to purchase 2,256,194 shares were outstanding under the plan, of which 1,331,302 were exercisable. There were 580,617 shares available for future grant under the plan at March 29, 1996.

                               TYLINK CORPORATION

8. COMMON STOCK (CONTINUED)
    The following summarizes all stock option activity under the Plans:

                                                                                    EXERCISE
                                                                                      PRICE
                                                                          SHARES    PER SHARE
                                                                        ----------  ---------
Options outstanding at April 2, 1993..................................   1,609,025     .01
  Granted.............................................................     384,700     .01
  Exercised...........................................................    (306,770)    .01
  Cancelled...........................................................    (155,272)    --
                                                                        ----------
Options outstanding at April 1, 1994..................................   1,531,683     .01
  Granted.............................................................     657,250   .15-.50
  Exercised...........................................................    (146,531)    .01
  Cancelled...........................................................    (177,771)    --
                                                                        ----------
Options outstanding at March 31, 1995.................................   1,864,631
  Granted.............................................................     618,000     .50
  Exercised...........................................................     (47,602)    .01
  Cancelled...........................................................    (178,835)    --
                                                                        ----------
Options outstanding at March 29, 1996.................................   2,256,194
                                                                        ----------
                                                                        ----------

9. INCOME TAXES

    Due to the taxable loss incurred and the availability of net operating losses, there was no tax provision or benefit recorded in fiscal 1996. Accordingly, the effective tax rate is zero percent as compared to the federal statutory rate of 34%. The deferred provision for income taxes consists of $181,000 for federal and $33,000 for state taxes for the year ended March 31, 1995. The deferred benefit for income taxes consists of $39,000 for federal and $7,000 for state taxes for the year ended April 1, 1994.

                               TYLINK CORPORATION

9. INCOME TAXES (CONTINUED)
    Deferred tax assets are comprised of the following:

                                                                     YEAR ENDED
                                                       ---------------------------------------
                                                         MARCH 29,     MARCH 31,    APRIL 1,
                                                           1996          1995         1994
                                                       -------------  -----------  -----------
Deferred tax assets:
  Net operating loss carryforwards...................  $   1,266,000  $   278,000  $   426,000
  Accounts receivable................................         40,000       58,000       26,000
  Deferred maintenance contracts.....................         21,000       41,000       35,000
  Inventory reserve..................................        190,000        9,000       23,000
  Other..............................................         53,000       40,000       20,000
                                                       -------------  -----------  -----------
    Total deferred tax assets........................      1,570,000      426,000      530,000
    Valuation allowance..............................     (1,406,000)    (317,000)    (215,000)
                                                       -------------  -----------  -----------
    Total deferred tax assets less valuation
      allowance......................................        164,000      109,000      315,000

Deferred tax liabilities:
  Depreciation.......................................       (114,000)     (97,000)     (89,000)
  Operating leases...................................        (43,000)     (12,000)     (12,000)
  Other..............................................         (7,000)     --           --
                                                       -------------  -----------  -----------
    Total deferred tax liabilities...................       (164,000)    (109,000)    (101,000)
                                                       -------------  -----------  -----------
Net deferred tax assets..............................  $    --        $   --       $   214,000
                                                       -------------  -----------  -----------
                                                       -------------  -----------  -----------

    A reconciliation between the amount of reported tax expense (benefit) and the amount computed using the U.S. Federal statutory rate of 34% is as follows:

                                                                     YEAR ENDED
                                                       ---------------------------------------
                                                         MARCH 29,     MARCH 31,    APRIL 1,
                                                           1996          1995         1994
                                                       -------------  -----------  -----------
Tax at statutory rate................................  $    (965,497) $    90,774  $   241,995
State tax, net of federal benefit....................       (136,509)       9,066       53,175
Other................................................         13,006       12,160       12,830
                                                       -------------  -----------  -----------
                                                          (1,089,000)     112,000      308,000

Increase (decrease) in valuation allowance...........      1,089,000      102,000     (354,000)
                                                       -------------  -----------  -----------
Provision (benefit) for income taxes.................  $    --        $   214,000  $   (46,000)
                                                       -------------  -----------  -----------
                                                       -------------  -----------  -----------

    An additional valuation allowance of $1,089,000 has been recorded since realization of the net deferred tax asset is not sufficiently assured at March 29, 1996.

    At March 29, 1996, the Company has available unused net operating loss carryforwards for federal and state income tax purposes, which may reduce future taxable income, of $3,238,890 and $2,738,608 expiring in fiscal 2007 and 2008, respectively. Future ownership changes as defined under Section 382 of the Internal Revenue Code may result in the significant limitation of the future use of net operating loss carryforwards created prior to the ownership change.

                               TYLINK CORPORATION

10. PENSION PLAN

    The Company has a defined contribution pension plan covering all eligible employees. The Company matches one-half of up to 3% of pre-tax salary of eligible employees. The Company match was approximately $36,000, $35,600 and $28,900 for fiscal 1996, 1995, and 1994, respectively.

11. SUBSEQUENT EVENT


    On June 27, 1996, the Company entered into an Agreement and Plan of Reorganization with Sync Research, Inc. ("Sync") and its wholly-owned subsidiary SR Acquisition Corp. whereby on August 23, 1996 the Company became a wholly-owned subsidiary of Sync. At the effective date (August 23, 1996), each share of the Company's common stock and Mandatorily Redeemable Series A Preferred Stock issued and outstanding at that date was converted into and exchanged for .1575735711 shares of Sync common stock. Each share of the Company's Mandatorily Redeemable Series B Preferred Stock issued and outstanding at the closing date was converted into and exchanged for .0821296465 shares of Sync common stock and $1.574294913. In addition, each of the Company's outstanding and unexercised options were exchanged for an option to purchase Sync common stock, on the basis of .1575735711 shares of Sync common stock for each one share of the Company's common stock issuable pursuant to any such Company option.

                              SYNC-RESEARCH, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                     ASSETS

                                                                     HISTORICAL
                                                           -------------------------------
                                                           SYNC RESEARCH        TYLINK
                                                               AS OF          CORPORATION
                                                           DECEMBER 31,       AS OF MARCH        PRO FORMA           PRO FORMA
                                                               1995            29, 1996         ADJUSTMENTS          COMBINED
                                                           -------------     -------------     -------------       -------------
Current Assets
  Cash and cash equivalents............................    $     48,925      $      1,708      $     (4,000)(E)    $      46,633
  Accounts receivable (less allowance for doubtful
    accounts)..........................................           5,462             2,416               (75)(C)            7,803
Inventories............................................           3,689             1,567           --                     5,256
Prepaid expenses and other current assets..............             304                85           --                       389
                                                           -------------     -------------     -------------       -------------
      Total current assets.............................          58,380             5,776            (4,075)              60,081
Furniture, fixtures and equipment, at cost.............           2,599             1,622           --                     4,221
Less accumulated depreciation and amortization.........          (1,376)             (606)          --                    (1,982)
                                                           -------------     -------------     -------------       -------------
      Furniture, fixtures and equipment, net...........           1,223             1,016           --                     2,239
Note receivable from officer...........................             315           --                --                       315
Other assets...........................................              10                27           --                        37
                                                           -------------     -------------     -------------       -------------
                                                           $     59,928      $      6,819      $     (4,075)       $      62,672
                                                           -------------     -------------     -------------       -------------
                                                           -------------     -------------     -------------       -------------

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.....................................    $      3,746      $        740      $    --             $       4,486
  Accrued compensation and benefits....................             639               130           --                       769
  Other accrued liabilities............................             218                25             1,300(D)             1,543
  Deferred revenue.....................................              90                55           --                       145
  Current maturities of capitalized lease obligations
    and long-term debt.................................              37               139           --                       176
                                                           -------------     -------------     -------------       -------------
      Total current liabilities........................           4,730             1,089             1,300                7,119
Capitalized lease obligations and long-term debt, less
  current maturities...................................             145               253                                    398
Series A redeemable preferred stock....................         --                  5,634            (5,634)(E)         --
Series B redeemable preferred stock....................         --                  5,591            (5,591)(E)         --
Common stockholders' equity:
  Common stock.........................................              14                92               (90)(E)               16
  Additional paid-in capital...........................          63,050             1,104             5,866(E)            70,020
  Deferred compensation................................            (421)          --                                        (421)
  Accumulated deficit..................................          (7,590)           (6,944)               74(C,D)         (14,460)
                                                           -------------     -------------     -------------       -------------
      Total common stockholders' equity................          55,053             5,477             5,850               55,155
                                                           -------------     -------------     -------------       -------------
                                                           $     59,928      $      6,819      $     (4,075)       $      62,672
                                                           -------------     -------------     -------------       -------------
                                                           -------------     -------------     -------------       -------------

  See accompanying notes to pro forma combined condensed financial statements.

                              SYNC-RESEARCH, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET (CONTINUED)
                                 JUNE 30, 1996
                                 (IN THOUSANDS)
                                     ASSETS

                                                                       HISTORICAL
                                                             -------------------------------
                                                                                  TYLINK           PRO FORMA           PRO FORMA
                                                             SYNC RESEARCH      CORPORATION       ADJUSTMENTS          COMBINED
                                                             -------------     -------------     -------------       -------------
Current Assets
  Cash and cash equivalents..............................    $      30,041     $      1,731      $     (4,000)(E)    $      27,772
  Short-term investments.................................           11,757          --                --                    11,757
  Accounts receivable (less allowance for doubtful
    accounts)............................................            6,286            3,057           --                     9,343
Inventories..............................................            4,565            1,495           --                     6,060
Prepaid expenses and other current assets................              657              113               (75)(C)              695
                                                             -------------     -------------     -------------       -------------
      Total current assets...............................           53,306            6,396            (4,075)              55,627
Furniture, fixtures and equipment, at cost...............            3,547            1,773           --                     5,320
Less accumulated depreciation and amortization...........           (1,739)            (670)          --                    (2,409)
                                                             -------------     -------------     -------------       -------------
  Furniture, fixtures and equipment, net.................            1,808            1,103           --                     2,911
Note receivable from officer.............................              317          --                --                       317
Other assets.............................................               44          --                --                        44
                                                             -------------     -------------     -------------       -------------
                                                             $      55,475     $      7,499      $     (4,075)       $      58,899
                                                             -------------     -------------     -------------       -------------
                                                             -------------     -------------     -------------       -------------

                                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................    $       2,066     $      1,366      $    --             $       3,432
  Accrued compensation and benefits......................              633              100           --                       733
  Other accrued liabilities..............................              318          --                  1,300(D)             1,618
  Deferred revenue.......................................               77               46           --                       123
  Current maturities of capitalized lease obligations and
    long-term debt.......................................               40              601           --                       641
                                                             -------------     -------------     -------------       -------------
Total current liabilities................................            3,134            2,113             1,300                6,547
Capitalized lease obligations and long-term debt, less
 current maturities......................................              155              253           --                       408
Series A redeemable preferred stock......................         --                  5,724            (5,724)(E)         --
Series B redeemable preferred stock......................         --                  6,124            (6,124)(E)         --
Common stockholders' equity:
  Common stock...........................................               14               92               (90)(E)               16
  Additional paid-in capital.............................           63,110            1,104             6,399(E)            70,613
  Deferred compensation..................................             (246)         --                --                      (246)
  Accumulated deficit....................................          (10,692)          (7,911)              164(C,E)         (18,439)
                                                             -------------     -------------     -------------       -------------
Total common stockholders' equity........................           52,186           (6,715)            6,473               51,944
                                                             -------------     -------------     -------------       -------------
                                                             $      55,475     $      7,499      $     (4,075)       $      58,899
                                                             -------------     -------------     -------------       -------------
                                                             -------------     -------------     -------------       -------------

  See accompanying notes to pro forma combined condensed financial statements.

                              SYNC-RESEARCH, INC.
        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL
                                            -------------------------------
                                                                 TYLINK
                                            SYNC RESEARCH      CORPORATION
                                             YEAR ENDED        YEAR ENDED                   PRO FORMA
                                            DECEMBER 31,        MARCH 29,       ----------------------------------
                                                1995              1996            ADJUSTMENTS          COMBINED
                                            -------------     -------------     ----------------     -------------
Net sales...............................    $     23,153      $     11,855           --              $     35,008
Operating costs and expenses............          22,529            14,810           --                    37,339
                                            -------------     -------------              ---         -------------
Operating income (loss).................             624            (2,955)          --                    (2,331)
Other income............................             346               115              (240)(F)              221
                                            -------------     -------------              ---         -------------
Income (loss) before income taxes.......             970            (2,840)             (240)              (2,110)
Provision for income taxes..............              45           --                --                        45
                                            -------------     -------------              ---         -------------
Net income (loss).......................    $        925      $     (2,840)             (240)        $     (2,155)
                                            -------------     -------------              ---         -------------
                                            -------------     -------------              ---         -------------
Net income (loss) per share.............    $       0.07      $      (0.49)                          $      (0.15)
                                            -------------     -------------                          -------------
                                            -------------     -------------                          -------------
Shares used in per share calculation....          13,391             8,880                                 14,658
                                            -------------     -------------                          -------------
                                            -------------     -------------                          -------------
Supplemental net loss per share.........                                                             $      (0.21)
                                                                                                     -------------
                                                                                                     -------------
Number of shares used on supplemental
  net loss per share calculation........                                                                   14,449
                                                                                                     -------------
                                                                                                     -------------

                                                      HISTORICAL
                                            -------------------------------
                                                                 TYLINK
                                            SYNC RESEARCH      CORPORATION
                                             YEAR ENDED        YEAR ENDED                   PRO FORMA
                                            DECEMBER 31,        MARCH 31,       ----------------------------------
                                                1994              1995            ADJUSTMENTS          COMBINED
                                            -------------     -------------     ----------------     -------------
Net sales...............................    $     11,855      $     11,460           --              $     23,315
Operating costs and expenses............          13,283            11,222           --                    24,505
                                            -------------     -------------              ---         -------------
Operating income (loss).................          (1,428)              238           --                    (1,190)
Other income............................              45                29               (43)(F)               31
                                            -------------     -------------              ---         -------------
Income (loss) before income taxes.......          (1,383)              267               (43)              (1,159)
Provision for income taxes..............               1               214           --                       215
                                            -------------     -------------              ---         -------------
Net income (loss).......................    $     (1,384)     $         53               (43)        $     (1,374)
                                            -------------     -------------              ---         -------------
                                            -------------     -------------              ---         -------------
Net loss per share......................    $      (0.12)     $      (0.15)                          $      (0.10)
                                            -------------     -------------                          -------------
                                            -------------     -------------                          -------------
Shares used in per share calculation....          11,572             6,604                                 13,306
                                            -------------     -------------                          -------------
                                            -------------     -------------                          -------------
Supplemental net loss per share.........                                                             $      (0.15)
                                                                                                     -------------
                                                                                                     -------------
Number of shares used on supplemental
  net loss per share calculation........                                                                   13,267
                                                                                                     -------------
                                                                                                     -------------

  See accompanying notes to pro forma combined condensed financial statements.

                              SYNC-RESEARCH, INC.
  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (CONTINUED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL
                                            -------------------------------
                                            SYNC RESEARCH        TYLINK
                                             YEAR ENDED        CORPORATION                 PRO FORMA
                                            DECEMBER 31,       YEAR ENDED       -------------------------------
                                                1993          APRIL 1, 1994      ADJUSTMENTS        COMBINED
                                            -------------     -------------     -------------     -------------
Net sales...............................    $      9,661      $      9,164           --           $     18,825
Operating costs and expenses............          14,920             8,335           --                 23,255
                                            -------------     -------------            -----      -------------
Operating income (loss).................          (5,259)              829           --                 (4,430)
Other income (expense)..................              17              (117)          --                   (100)
                                            -------------     -------------            -----      -------------
Income (loss) before income taxes.......          (5,242)              712           --                 (4,530)
Provision for (benefit from) income
  taxes.................................               2              (214)          --                    212
                                            -------------     -------------            -----      -------------
Net income (loss).......................    $     (5,244)     $        926           --           $     (4,318)
                                            -------------     -------------            -----      -------------
                                            -------------     -------------            -----      -------------
Net loss per share......................    $      (1.24)     $      (0.09)                       $      (0.72)
                                            -------------     -------------                       -------------
                                            -------------     -------------                       -------------
Shares used in per share calculation....           4,214             6,695                               6,013
                                            -------------     -------------                       -------------
                                            -------------     -------------                       -------------


                                                      HISTORICAL
                                            -------------------------------
                                                      SIX MONTHS
                                                  ENDED JUNE 30, 1996
                                            -------------------------------                PRO FORMA
                                                                 TYLINK         -------------------------------
                                            SYNC RESEARCH      CORPORATION       ADJUSTMENTS        COMBINED
                                            -------------     -------------     -------------     -------------
Net sales...............................    $     10,079      $      6,660      $        (75)(C)  $     16,664
Operating costs and expenses............          14,401             7,582           --                 21,983
                                            -------------     -------------            -----      -------------
Operating income (loss).................          (4,222)             (922)              (75)           (5,319)
Other income............................           1,221                14              (120)(F)         1,115
                                            -------------     -------------            -----      -------------
Net loss................................    $     (3,101)     $       (908)     $       (195)     $     (4,204)
                                            -------------     -------------            -----      -------------
                                            -------------     -------------            -----      -------------
Net income (loss) per share.............    $      (0.22)     $      (0.15)                       $      (0.26)
                                            -------------     -------------                       -------------
                                            -------------     -------------                       -------------
Shares used in per share calculation....          13,904             9,300                              16,218
                                            -------------     -------------                       -------------
                                            -------------     -------------                       -------------
Supplemental net loss per share.........                                                          $      (0.29)
                                                                                                  -------------
                                                                                                  -------------
Number of shares used in supplemental
  net loss per share calculation........                                                                16,010
                                                                                                  -------------
                                                                                                  -------------


  See accompanying notes to pro forma combined condensed financial statements.

                              SYNC-RESEARCH, INC.
                          NOTES TO UNAUDITED PRO FORMA

                    COMBINED CONDENSED FINANCIAL STATEMENTS


    On June 27, 1996, Sync Research, Inc. (Sync), SR Acquisition Corp, a wholly owned subsidiary of Sync, and TyLink Corporation entered into an Agreement and Plan of Reorganization (the Agreement). Pursuant to the Agreement (which became effective on August 23, 1996) all outstanding shares of TyLink's Series A redeemable preferred and common stock were exchanged for newly issued shares of Sync common stock. In addition, Sync purchased all of the outstanding TyLink Series B preferred stock for $4 million cash plus a sufficient number of shares of Sync common stock which together have aggregate value equal to the liquidation value of the TyLink Series B preferred stock. The number of shares of Sync common stock to be issued or reserved for in exchange of all TyLink stock and options is 2,780,000. The unaudited pro forma condensed combined financial statements have been prepared by combining the historical balances of Sync Research, Inc. (Sync) and TyLink Corporation (TyLink) on a pooling of interests basis. The following notes describe the adjustments and other items relevant to the pro forma combined condensed financial statements.


A.  ACCOUNTING PERIODS


    The results of operations for TyLink included in the unaudited pro forma combined condensed statements of operations for the three years ended December 31, 1993, 1994 and 1995 were derived from TyLink's financial statements for the three fiscal years ended March 31, 1994, 1995 and 1996. Accordingly, TyLink's results of operations for the three months ended March 31, 1996 have been included in the accompanying pro forma combined results of operations for the year ended December 31, 1995 and the six months ended June 30, 1996. During the three months ended March 31, 1996, TyLink's revenues and net loss were $3,075,000 and $713,000, respectively. The duplicative effect of such loss will result in an adjustment to retained earnings in the historical consolidated financial statements during the year ending December 31, 1996.



    If TyLink's operating results for the twelve months ended December 31, 1995 had been used in preparing the unaudited pro forma combined condensed statements of operations for the year ended December 31, 1995, pro forma revenues and net loss would have been $34,354,000 and $1,502,000, respectively.


B.  RESTRUCTURING AND INTEGRATION COSTS


    Sync anticipates that TyLink will continue to operate as an autonomous unit with integration activities focused on the restructuring and consolidation of TyLink's administrative and support functions with those of Sync. Sync expects to incur certain expenses in connection with the restructuring and consolidation, primarily the cost of reducing personnel. In addition, Sync anticipates ultimate integration activities will result in increased efficiencies and lower operating costs. These expenses and related efficiency cost savings are not currently estimable with a reasonable degree of accuracy. Accordingly, they are not reflected in the unaudited pro forma combined condensed financial statements.


C.  INTERCOMPANY TRANSACTIONS


    The only significant transaction between Sync and TyLink was a software licensing arrangement entered into in March 1996 which was capitalized in other current assets by Sync. The unaudited pro forma combined condensed financial statements reflect the adjustment necessary to eliminate this transaction.

                              SYNC-RESEARCH, INC.
                          NOTES TO UNAUDITED PRO FORMA

              COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

D.  PRO FORMA COMBINED BALANCE SHEET


    Sync and TyLink estimate they will incur direct transaction costs of approximately $1,300,000 associated with the merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations as incurred. The Pro Forma Condensed Balance Sheet gives effect to the estimated direct transaction costs as if they had been incurred as of December 31, 1995 and June 30, 1996, respectively. These direct costs are not reflected in the accompanying Pro Forma Statements of Operations.


E.  STOCKHOLDERS EQUITY


    The exchange ratios have been computed in accordance with the Agreement. The Agreement specifies that all of TyLink's outstanding Series A redeemable preferred and common stock plus outstanding stock options will be exchanged for shares of or options for Sync common stock. In addition, Sync agreed to purchase all of the outstanding TyLink Series B preferred stock for $4 million cash plus shares of Sync common stock, which together have an aggregate value equal to the liquidation preference of the Series B preferred stock. The remaining Sync shares will be allocated between the TyLink Series A preferred, common and option holders. The number of shares of Sync common stock to be issued or reserved for in exchange of all TyLink stock and options is 2,780,000. The unaudited pro forma condensed combined balance sheet at December 31, 1995 and June 30, 1996 reflects the following adjustments to stockholders' equity:


    Common stock has been adjusted to reflect the issuance of 1,488,762 shares of Sync common stock with a par value of $.001 in exchange for 9,448,045 issued and outstanding shares of TyLink common stock.

    Series A preferred stock has been adjusted to reflect the conversion of 4,184,751 of such issued and outstanding shares into 659,406 shares of Sync common stock and the elimination of the related dividend accretion since the issuance of such stock.

    Series B preferred stock has been adjusted to reflect the purchase of 2,540,820 of such issued and outstanding shares for $4,000,000 and 208,677 shares of Sync common stock by Sync.


    In addition, 423,155 shares of Sync common stock have been reserved for issuance to holders of TyLink stock options which have been assumed by Sync at a conversion price of .1575735711 per TyLink share of common stock.


F.  EARNINGS PER SHARE


    The pro forma combined weighted average common share amounts reflected in the unaudited pro forma combined condensed statements of operations represent the aggregate of the historical weighted average common shares of Sync, the historical weighted average common shares of TyLink, and the historical weighted average Series A preferred stock of TyLink adjusted to reflect the exchange ratios described in Note E. The TyLink Series B stock has been assumed to be converted into cash and Sync common stock as described in Note E. The combined net loss for the periods presented have been adjusted to reflect the loss of interest income or incurrence of interest expense (estimated at 6% per year) associated with the purchase of the series B preferred stock assuming such transaction occurred at the beginning of each respective period as such shares were outstanding.

                              SYNC-RESEARCH, INC.
                          NOTES TO UNAUDITED PRO FORMA

              COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

F.  EARNINGS PER SHARE (CONTINUED)
    The supplemental net loss per share for the periods presented do not assume the Series B exchange occurred and instead, includes the accretion of Series B preferred stock redemption value and cumulative dividends. The weighted average common share amounts used in the supplemental net loss per share computations assume only the exchange of TyLink common stock, Series A preferred stock and stock options for Sync common stock and stock options at the beginning of the periods presented.